SCHEDULE 14C INFORMATION

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FIBERNET TELECOM GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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FIBERNET TELECOM GROUP, INC.

570 Lexington Avenue

New York, New York 10022

Notice of Stockholder Action by Written Consent

To the stockholders of FiberNet Telecom Group, Inc.:

FiberNet Telecom Group, Inc. (“FiberNet”) hereby gives notice to its stockholders that the holders of a majority of the outstanding shares of common stock of FiberNet have taken action by written consent to approve the following actions:

1. The amendment and restatement of our Equity Incentive Plan (the “Plan”) to, among other things (i) increase the number of shares available for awards under the Plan to 165,000,000, (ii) eliminate a provision that limited awards of restricted stock to 10% of the shares available for issuance under the Plan, and (iii) increase to 100,000,000 the maximum number of shares of common stock subject to awards that may be granted to an individual in any given fiscal year.

2. For purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our January 10, 2003 issuance of warrants to purchase 56,869,575 shares of our common stock at an exercise price of $0.12 per share with a term of five years.

3. For purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our October 30, 2002 issuance of 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock.

You have the right to receive this notice if you were a stockholder of record of common stock of FiberNet at the close of business on February 5, 2003 (the “Record Date”). Since the actions will have been approved by the holders of the required majority of the outstanding shares of voting stock of FiberNet, no proxies were or are being solicited.

We anticipate that these actions will become effective on or after May 6, 2003.

New York, New York

April 15, 2003

/s/ MICHAEL S. LISS
Michael S. Liss President & Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

To our stockholders:

Why have I received these materials?

FiberNet is required to deliver this information statement to everyone who owns common stock of FiberNet in order to inform them that the holders of a majority of the voting stock have taken certain actions that would normally require a stockholders meeting without holding such a meeting. This information statement is being sent to you because you are a holder of common stock in FiberNet.

What action did the holders of a majority of the voting stock take?

A group of stockholders holding a total of 59.0% of the total voting stock outstanding in FiberNet took action by written consent to approve the following actions:

1. The amendment and restatement of our Equity Incentive Plan (the “Plan”) to, among other things (i) increase the number of shares available for awards under the Plan to 165,000,000, (ii) eliminate a provision that limited awards of restricted stock to 10% of the shares available for issuance under the Plan, and (iii) increase to 100,000,000 the maximum number of shares of common stock subject to awards that may be granted to an individual in any given fiscal year.

2. For purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our January 10, 2003 issuance of warrants to purchase 56,869,575 shares of our common stock at an exercise price of $0.12 per share with a term of five years.

3. For purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our October 30, 2002 issuance of 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock.

Why is it that the holders of a majority of the voting stock can approve these actions without having to hold a meeting or having to send out proxies to all stockholders?

The certificate of incorporation and bylaws of FiberNet and Delaware corporation law provide that any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having at least a majority of all the stock entitled to vote upon the action if a meeting were held.

Is it necessary for me to do anything?

No. No other votes are necessary or required. FiberNet anticipates that the actions described in this information statement will become effective on or after May 6, 2003.

Who is paying for the mailing of this information statement?

FiberNet will pay the costs of preparing and sending out this information statement. It will be sent to all common stockholders by regular mail. FiberNet may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of common stock.

Can I object to the actions of these stockholders?

Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this information statement.

Where can I get copies of this information statement or copies of FiberNet’s annual report?

Copies of this information statement and FiberNet’s most recent annual report filed with the Securities & Exchange Commission (the “SEC”) on Form 10-K is available to stockholders at no charge upon request directed as follows:

FiberNet Telecom Group, Inc., 570 Lexington Avenue, Attn: Investor Relations

New York, New York 10022

FiberNet’s filings may also be found on FiberNet’s web site at http://www.ftgx.com and may be downloaded from that site.

How do I know that the group of stockholders voting to approve the actions described in this information statement held more than a majority of the voting stock?

On February 13, 2003, the date of the written consent to action by the holders of a majority of common stock, there were 1,046,684,828 shares of common stock outstanding. Holders of common stock are entitled to one vote per share, however,

104,581,425 shares of common stock are currently unable to vote on any action, as a result of certain lock-up agreements entered into. Excluding the shares that are unable to vote that are held by the holders who consented to the actions discussed herein, a total of 617,616,259 shares, representing 59.0% of the outstanding shares of voting stock of FiberNet as of the Record Date, representing more than a majority of FiberNet’s outstanding voting stock, have delivered written consents to the actions set forth herein.

Who are the stockholders who voted to approve the actions described in this information statement?

The list of stockholders who consented to these actions and the percentage of ownership of our common stock of each is set forth below:

Name or Entity & Address	Number of Shares of Common Stock(1)	Percent Of Class

SDS Merchant Fund, L.P. c/o SDS Capital Partners 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	169,894,669	16.2%

Deutsche Bank AG, New York Branch 31 West 52nd Street 14th Floor New York, NY 10019	137,718,583	13.2%

Wachovia Investors, Inc. 301 S. College St., TW5 NC0537, Charlotte, NC 28288	125,743,055	12.0%

Sargon Capital International Fund Ltd. c/o Sargon Capital LLC 6 Louis Drive Montville, NJ 07045	65,005,310	6.2%

IBM Credit LLC North Castle Dr. Armonk, NY 10504	47,902,116	4.6%

DMG Legacy International Ltd. c/o DMG Advisors 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870	36,427,342	3.5%

DMG Legacy Institutional Fund LLC c/o DMG Advisors 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870	34,925,184	3.3%

(1)	The share amounts identified do not include an aggregate of 66,191,522 shares of common stock which were restricted from voting in connection with these actions pursuant to certain lock-up agreements entered into with certain stockholders. See page 8 “Why do we need stockholder approval in connection with the issuance of common stock upon the conversion of our Series H preferred stock described in Action No. 3 above?”.

All of the persons and entities above named are believed to have sole voting and investment power with respect to the common shares beneficially owned by them, where applicable.

Who was entitled to vote to approve the actions described in this information statement?

Every person or entity who owned common stock in FiberNet as of the Record Date was entitled to vote. Although, every person or entity who owned common stock in FiberNet as of the Record Date was entitled to vote, only those stockholders identified in the previous question that actually voted to approve the actions described in this information statement were necessary to approve such actions.

Who is entitled to receive notice of these actions by the holders of a majority of our voting stock?

Every person or entity who owned common stock in FiberNet as of the date of this notice is entitled to receive a copy of this information statement. This date is called the Record Date and was set by the board of directors of FiberNet.

What consent was required in order to approve the actions described in this information statement?

The actions described in this information statement require the consent of the holders of a majority of the shares of our common stock. A majority means one vote more than 50% of the number of shares voting. Since the stockholders who acted by written consent to approve the actions described in this information statement held more than a majority of all of the shares outstanding which were entitled to vote, they could do this without a meeting by consent and then inform you of this action.

What actions were taken by the holders of a majority of the voting stock of FiberNet?

There were three actions taken. They were as follows:

Action No. 1:

The amendment and restatement of our Equity Incentive Plan (the “Plan”) to, among other things (i) increase the number of shares available for awards under the Plan to 165,000,000, (ii) eliminate a provision that limited awards of restricted stock to 10% of the shares available for issuance under the Plan, and (iii) increase to 100,000,000 the maximum number of shares of common stock subject to awards that may be granted to an individual in any given fiscal year.

Action No. 2:

Stockholder approval, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), of the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our January 10, 2003 issuance of warrants to purchase 56,869,575 shares of our common stock at an exercise price of $0.12 per share with a term of five years.

Action No. 3:

Stockholder approval, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), of the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our October 30, 2002 issuance of 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock.

Why is FiberNet amending and restating its Equity Incentive Plan?

Our board of directors and the stockholders approved the Equity Incentive Plan (the “Plan”) in 2000. The Plan allows FiberNet to grant stock options and other performance and non-performance based equity awards, including restricted stock, performance awards, stock appreciation rights (“SARs”) and other types of awards based on FiberNet’s common stock (collectively, “Awards”). A total of 10,000,000 shares of common stock were initially reserved for issuance under the Plan. On various occasions, the number of shares of common stock reserved for issuance under the Plan automatically increased pursuant to the terms of the Plan. As of January 31, 2003, 113,252,740 shares of common stock remain available for issuance under the Plan.

The holders of a majority of the outstanding shares of our common stock have taken action by written consent to approve the amendment and restatement of the Plan. A copy of the Plan, as so amended and restated, is attached hereto as Exhibit 1. The material changes to the Plan, among other things (i) increase the number of shares available for awards under the Plan to 165,000,000, (ii) eliminate a provision which limited awards of restricted stock to 10% of the shares available for issuance under the Plan, and (iii) increase to 100,000,000 the maximum number of shares of common stock subject to awards that may be granted to an individual in any given fiscal year.

The Plan may be amended by the board of directors or the Compensation Committee of the board of directors, provided that any amendment approved by the board of directors or the Compensation Committee which is of a scope that requires stockholder approval is subject to obtaining such stockholder approval. The amended and restated Plan was submitted for stockholder approval by written consent to ensure continued qualification of the Plan under Nasdaq Stock Market, Inc. (“Nasdaq”) rules, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code. The board believes that the amendments are advisable to give FiberNet the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of FiberNet and the members of the board of directors are eligible to participate in the Plan.

What are the material features of the Plan?

The following briefly describes the material features of the Plan, as amended and restated, and is qualified, in its entirety, by reference to the full text of the Plan, which is attached hereto as Exhibit 1.

1. Shares Available and Award Limitations. The number of shares of common stock reserved and available for the grant of Awards under the Plan will be 165,000,000 shares. This number compares to 113,252,740 shares currently reserved for grant of Awards under the Plan, of which 100,952,365 shares were still available as of January 31, 2003. If FiberNet issues or delivers shares (other than those shares issued or delivered pursuant to Awards under the Plan or other incentive compensation plans of the Company) on or after May 6, 2003, then each time shares are issued or delivered, 10% of such newly issued or delivered shares will become available for the grant of Awards under the Plan. Other than the Plan, FiberNet has no other plan in effect under which options and stock-based Awards may be granted to employees. The number of shares available under the Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events (discussed further below).

For Awards of options designated as “incentive stock options” (intended to meet the requirements of Section 422 of the Code), the aggregate number of shares that may be subject to such options shall not exceed the 165,000,000 shares reserved under the Plan. Shares available for Awards under the Plan may be either authorized and unissued shares or shares held in or acquired for FiberNet’s treasury.

In certain circumstances, shares subject to an outstanding Award may again become available for issuance pursuant to other Awards available under the Plan. For example, shares subject to canceled, forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to a participant, and shares withheld by or surrendered to FiberNet to satisfy any tax withholding obligations or in payment of the exercise price of an Award, will again become available for the grant of new Awards under the Plan. In addition, shares subject to an Award granted in substitution for an award of a company or business acquired by FiberNet or a subsidiary will not count against the number of shares reserved and available by virtue of FiberNet’s assumption of the Plan or arrangement of the acquired company or business.

In order to qualify Awards as “performance-based” compensation (as discussed above), the Plan also limits the number of shares subject to Awards that may be granted to any one participant in any given fiscal year. Under this individual limitation, the maximum aggregate number of shares that may be granted pursuant to Awards is 100,000,000, subject to adjustment for splits and other extraordinary corporate events. This limit includes the number of shares that may be paid to a participant pursuant to the exercise or settlement of an Award. In addition, the Plan limits the amount of cash that may be paid to an individual pursuant to an exercise or settlement of an Award in any given fiscal year to a maximum aggregate payout of $20,000,000.

In the event of a recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock, adjustments may be made to the number and kind of shares available for issuance of Awards or subject to any outstanding Awards.

2. Eligibility. Current and future employees (including officers), non-employee directors, and consultants of FiberNet and its affiliates are eligible to participate in and receive a grant or grants of an Award under the Plan. Individuals to whom FiberNet or an affiliate has offered employment may also be granted Awards, but such individuals may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services. As of February 13, 2003, approximately 85 individuals would be eligible to receive Awards under the Plan. Of this total, approximately 75 individuals are employees, 5 individuals are non-employee directors and 5 individuals are consultants.

3. Administration. The Plan is administered by the Compensation Committee (the “Committee”) of the board or another committee appointed by the board to administer the Plan. (References herein to the “Committee” mean the Committee or the full board exercising authority with respect to a given Award.)

Subject to the terms and conditions of the Plan, the Committee has the authority to designate which eligible individuals will receive Awards, to determine the type and number of Awards to be granted, to decide the number of shares to subject to the Awards, to specify the time or times at which Awards will be granted, exercisable or settled (including any performance conditions to be satisfied in connection therewith), and to provide any other terms, conditions or restrictions of such Awards. The Committee also has the authority to interpret and establish rules and regulations relating to the Plan and any individual agreements entered pursuant to the Plan, and make all other determinations that may be necessary or advisable for administration of the Plan. When interpreting the terms and provisions of the Plan, the decisions of the Committee are final and binding upon all interested individuals. Nothing in the Plan prevents the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers.

4. Stock Options and SARs. Under the Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options, which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment. SARs may be granted either alone or in tandem with a stock option, and entitle the participant to receive the excess of the fair market value of a share on the exercise date (or other specified date) over the grant price of the SAR. The Committee has discretion to determine the terms and conditions of each stock option and SAR granted under the Plan, including the grant date, option price or payment amount of an SAR, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Plan, all of which will be evidenced in an individual Award agreement between the participant and FiberNet. Generally, the terms of an option or SAR will provide for post-employment exercise for specified period of time, determined by the Committee. If not otherwise specified by the Committee, the Plan provides that options will become immediately exercisable and remain exercisable for one year (or the remainder of their term, if shorter) upon a participant’s termination due to death, disability or retirement.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. These limitations include a maximum term of ten years (5 years for 10% owners of FiberNet, as determined under the Code), a minimum exercise price of fair market value of a share as of the date of grant (110% of the fair market value of a share for 10% owners), and restrictions on transferability of the incentive stock option or SAR.

Payment for shares purchased pursuant to an option under the Plan may be made in cash, shares, through broker-assisted cashless exercise procedures, or by surrender of other outstanding Awards having a fair market value equal to the exercise price.

5. Restricted Stock. Under the Plan, the Committee is authorized to make Awards of restricted stock, which entitles the participant to all of the rights of a stockholder of FiberNet, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee. Prior to the end of a “restricted period,” shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment. The Committee will generally establish the restricted period, but if no restricted period is provided, it will be three years for restrictions lapsing due to time or one year for restrictions lapsing due to the achievement of performance goals. Whether a participant will have rights to receive unvested shares of restricted stock following termination of employment is determined by the Committee, in its discretion, and will be provided for in the individual agreement covering the grant of the award. If the Committee does not provide for such contingencies, then if the participant’s employment terminates due to death, disability or retirement, all restrictions will lapse and the shares will become fully vested. If the participant’s employment terminates for any other reason, the participant will forfeit any unvested shares of restricted stock.

6. Performance-Based Awards. The Plan allows the Committee to grant performance-based Awards, which may be either performance units (having an initial value determined by the Committee) or performance shares (having a value equal to the fair market value of the shares on the grant date). The Plan also authorizes the Committee to grant performance-based Awards to named executives that meet the requirements of Section 162(m) of the Code, which will then allow FiberNet to fully deduct the amount of the performance- based Award. Generally, performance-based Awards require a participant to satisfy pre-established performance goals over a performance period, established by the Committee. The performance goals may consist of one or more business criteria and achievement of targeted performance levels based on such criteria may be a condition of the grant of the Awards, their exercisability or settlement of such Awards under the Plan. Upon satisfaction of the performance goals at the end of the performance period, a participant will receive a payout in either cash or shares, as determined by the Committee, equal to the aggregate value of the performance units and/or shares at the end of the performance period. Unless the Committee determines otherwise, if the participant’s employment or other service with FiberNet terminates due to death, disability or retirement during the performance period, the participant will receive a prorated payout of the value of the performance units and/or shares. If the participant’s employment terminates for any other reason, he or she will forfeit any and all rights to receive a payout pursuant to the Award.

The business criteria to be used by the Committee in establishing performance goals applicable to those performance-based Awards to named executives will be selected from among the following performance measurements: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to FiberNet or FiberNet’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of FiberNet, a subsidiary, division and/or other operational unit under one or more of such measures. The Committee is also authorized to adjust, in its discretion, the targeted performance levels or in response to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as “performance-based” generally must conform to requirements under Section 162(m) of the Code, and may not increase the payment under the Award.

7. Other Terms of Awards. Under the Plan, the Committee may permit participants to defer receipt of cash payable upon the settlement of all or part of an Award or delivery of shares issuable pursuant to the exercise of the Award upon such rules and procedures as the Committee may establish. The Committee may satisfy any tax withholding obligations by deducting a sufficient amount from payments to be made to a participant, requiring a participant to remit an amount sufficient to fulfill the obligations, or withholding shares otherwise issuable upon exercise or settlement of Awards.

Generally, Awards granted under the Plan may not be transferred, pledged, disposed, or otherwise encumbered except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death. However, where not prohibited by the Code or other applicable law, the Committee may permit transfers of Awards upon certain conditions.

8. Change of Control. Unless a participant’s Award agreement provides otherwise, under the Plan, if there is a change in control (defined below) of FiberNet, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based Awards will be deemed met or exceeded to the extent specified in the performance-based Award agreements. For purposes of the Plan, a change in control means (A) FiberNet is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization, less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of FiberNet, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (B) FiberNet sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of FiberNet, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (C) there is a report filed on Schedule 13D or Schedule 14D (or any successor schedule form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of FiberNet; (D) during any period of two consecutive years, the “Continuing Directors” cease to constitute at least a majority of the Board; or (E) any other event that the Board determines shall constitute a Change in Control for purposes of the Plan. For purposes of the foregoing, Continuing Directors means, during any two year period, the directors still in office who either were directors at the beginning of the two year period or who were directors elected to the Board and whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two year period or whose election to the Board was previously so approved.

The Board and the Continuing Directors may determine that an event that otherwise would constitute a change in control will not result in accelerated vesting and exercisability of Awards or other enhancements of rights under the Plan. In such circumstances, steps must be taken so that the Award or Awards remains outstanding, with appropriate adjustments, after any merger or other transaction is completed, that the value of the Award is not materially impaired, and that a participant will be entitled to enhanced rights under the Award if he or she later is terminated other than for cause or terminates for good reason within two years after the event.

9. Forfeitures of Awards and Rights of Setoff. Unless the Committee determines otherwise, a participant’s violation of certain restrictive covenants will trigger forfeiture of any unexercised option (whether or not vested) or other Award that is not settled and will impose upon the participant an obligation to repay to FiberNet the amount of any gain realized upon the exercise of an option or settlement of other Award that occurs within six months prior to the violation of the restrictive covenants. The covenants relate to restrictions on the participant’s ability to compete with FiberNet or solicit its customers or employees, and to the participant’s duty to keep information about FiberNet confidential. With respect to options, the gain will equal the difference between the option price and the fair market value of a share on the date of exercise times the number of shares purchased pursuant to the option as of such date. With respect to any other Award, the gain will equal the cash and/or the fair market value of the shares paid or payable to the participant minus any cash and/or the fair market value of any shares paid by the participant to FiberNet as a condition of or in connection with such settlement (other than an award that would have itself then been forfeitable and excluding any tax withholding payments). The Committee, in its discretion, may waive, in whole or in part, FiberNet’s right to forfeiture and repayment of any Award gain.

In addition, any amounts payable or shares issuable pursuant to Awards granted under the Plan to a participant may be offset (or reduced) by any amount the participant may owe to FiberNet.

10. Amendment and Termination of the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards thereunder, without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Unless terminated earlier, the Plan will terminate at such time that all shares subject to Awards have been issued or purchased, or May 6, 2013.

Because future Awards under the Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time.

What are the federal income tax implications of the Plan?

The following generally describes the federal income tax implications associated with the Awards granted under the Plan.

1. Options and SARs. There are three points in time when a participant and FiberNet could potentially incur federal income tax consequences: date of grant, upon exercise, and upon disposition. First, when an option (including a stock-based Award in the nature of a purchase right) or an SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. FiberNet similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of an SAR, the participant must generally recognize ordinary income equal to the cash received.

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

Generally, FiberNet will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, FiberNet is generally not entitled to a tax deduction relating to amounts that represent a capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period prior to disposition to receive the favorable tax treatment accorded incentive stock options, FiberNet will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition, FiberNet will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

2. Other Awards. With respect to other Awards granted under the Plan that result in a transfer to the participant of cash or shares or other property and that does not contain any restrictions as to their transferability and are not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, FiberNet generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. Except as discussed below, FiberNet generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he or she previously paid tax.

3. Deductibility for Performance-Based Compensation. As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other Awards under the Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

The foregoing discussion provides only a general description of the application of federal income tax laws to certain types of Awards under the Plan. This discussion is intended for the information of stockholders and not as tax guidance to participants in the Plan, as the consequences may vary with the types of Awards granted, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Why do we need stockholder approval in connection with the issuance of warrants described in Action No. 2 above?

The holders of a majority of the outstanding shares of our common stock have taken action by written consent to approve the potential issuance of greater than 20% of our common stock outstanding as of January 10, 2003, in connection with our issuance of warrants on such date, in anticipation that the exercise price of the warrants could be reduced below the market value of our common stock as of January 10, 2003.

On January 10, 2003, in connection with a private placement of shares of our common stock, we issued to certain investors warrants to purchase 56,869,575 shares of our common stock at an exercise price of $0.12 per share with a term of five years. The terms of the warrants are set forth in the Form of Warrant filed as Exhibit 4.2 to our Current Report on Form 8-K which was filed with the SEC on January 13, 2003.

The warrants currently contain a provision which limits the number of shares of common stock for which they can be exercised. Stockholder approval was not required for the closing of the issuance of the warrants. However, if the exercise price of the warrants issued should ever be reduced, by virtue of future dilutive issuances or otherwise, below the market value of our common stock on January 10, 2003, the number of shares of our common stock issued at below market value on the date of issuance of the warrants would exceed 20% of our common stock outstanding as of January 10, 2003, and stockholder approval would be required for such issuance under the marketplace rules of the National Association of Securities Dealers, Inc. (“NASD”). If we do not obtain the requisite stockholder approval, the exercise price of the warrants will not be able to be reduced below the market value of our common stock as determined on January 10, 2003. As a result, if we reduced the exercise price of the warrants or entered into a dilutive issuance that required us to reduce the exercise price of the warrants below market value of our common stock as determined on January 10, 2003, we would be in breach of the warrants.

The warrants entitle the holders thereof to purchase, at an exercise price of $.12 per share, an aggregate of 56,869,575 shares of our common stock. The warrants are exercisable by the holders at any time following their issuance and will expire on January 10, 2008.

Subject to certain exceptions, the exercise price payable and number of shares purchasable upon exercise of a warrant will be adjusted to prevent the dilution of the holder’s beneficial interest in our common stock in the event we: pay a dividend or make a distribution on our common stock in shares of our common stock; subdivide our outstanding shares of common stock into a greater number of shares; combine our outstanding shares of common stock into a smaller number of shares; make a distribution on our common stock in shares of our capital stock other than common stock; or issue by reclassification of our common stock any shares of our capital stock. Additionally, the exercise price of the warrants will be adjusted if we issue, at any time following the six month anniversary of the issue date of the warrants, additional securities below the exercise price then in effect or for no consideration. If the exercise price of the warrants is reduced in accordance with this provision, the new exercise price may be reduced to an amount below the market value of our common stock on the date of the issuance of the warrants.

Marketplace Rule 4350(i)(1)(D)(ii) of the NASD requires that companies listed on the Nasdaq SmallCap Market obtain stockholder approval prior to the issuance of common stock equal to 20% or more of the common stock outstanding, or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock (the “20% Rule”).

On January 10, 2003, and as more fully described in our Current Report on Form 8-K filed with the SEC on January 13, 2003, we issued shares of common stock that would be subject to this 20% Rule. Not only did we issue warrants in the private placement, but we also issued shares of common stock in a debt exchange with certain of our lenders under our senior secured credit facility.

When taken together, the number of shares of our common stock issued in connection with our January 10, 2003 debt exchange and the number of shares of common stock that may be issued upon the exercise of the warrants is equal to more than 20% of the voting power outstanding before such issuance. Accordingly, in order to remove the restrictions on exercise currently contained in the warrants, stockholder approval must be received in order to not violate the 20% Rule.

Why do we need stockholder approval in connection with the issuance of common stock upon the conversion of our Series H preferred stock described in Action No. 3 above?

The holders of a majority of the outstanding shares of our common stock have taken action by written consent to approve, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of our common stock in an amount greater than 20% of our outstanding shares of common stock as of the date of such issuance, to certain investors in connection with our October 30, 2002 issuance of 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock.

On October 30, 2002, in connection with a broader recapitalization, we issued to certain investors 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock. Nasdaq has asserted that FiberNet may have violated NASD Marketplace Rule 4350(i)(1)(D)(ii), the 20% Rule, as discussed in the previous question, by issuing these shares without obtaining stockholder approval. Pursuant to discussions between Nasdaq and FiberNet, FiberNet has agreed to (i) obtain stockholder approval for such issuance and (ii) cause each holder of such shares to execute a “lockup” agreement restricting the transfer of such shares until the required stockholder approval has been obtained.

The number of shares of our common stock issued in connection with our October 30, 2002 issuance of 104,581,425 shares of our common stock upon the conversion of all the then-outstanding shares of our Series H preferred stock was equal to more than 20% of the voting power outstanding before such issuance.

What effect will the potential increase in outstanding common stock as a result of Action No. 2 and Action No. 3 above have on my stock?

The terms of these additional shares of common stock are identical to those of the other currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of FiberNet, the issuance of additional shares of common stock upon full exercise of the warrants under Action No. 2 will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. As of the Record Date, a total of 1,046,684,828 shares of FiberNet’s currently authorized 2,000,000,000 shares of common stock are issued and outstanding. Because the shares of common stock subject to Action No.3 are already issued and outstanding, stockholders’ percentage ownership interest in the total outstanding shares of common stock will not change; however, as a result of the removal of the lock-up provisions, more shares of common stock will be available for sale in the public market, which may cause our stock price to decline.

Who are the principal stockholders of FiberNet?

The following table sets forth certain information as of Record Date, concerning the ownership of voting securities of (i) each current member of the board of directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities.

	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
SDS Merchant Fund, L.P. (1)	208,938,123	19.4%
Deutsche Bank AG, New York Branch (2)	161,448,742	15.1%
Wachovia Investors, Inc. (3)	147,976,388	13.8%
Sargon Capital International Fund Ltd (4).	115,845,782	10.9%
DMG Legacy International Ltd. (5)	59,567,384	5.6%
DMG Legacy Institutional Fund LLC (6)	57,110,997	5.4%
IBM Credit LLC (7)	56,231,084	5.3%
Directors and Executive Officers
Timothy P. Bradley (8)	26,864,233	2.5%
Jon A. DeLuca (9)	850,000	0.1%
Philip L. DiGennaro (10)	1,099,715	0.1%
Roy (Trey) D. Farmer III (11)	1,010,000	0.1%
Joseph Leuci (12)	383,333	0.0%
Michael S. Liss (13)	33,306,351	3.2%
Charles J. Mahoney (14)	162,500	0.0%
Richard E. Sayers (15)	666,185	0.1%
Executive officers and directors as a group	40,618,957	3.8%

(1)	Includes 32,508,941 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(2)	Includes 23,730,159 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(3)	Includes 22,233,333 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(4)	Includes 16,188,751 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(5)	Includes 10,374,184 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(6)	Includes 9,946,383 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(7)	Includes 8,328,968 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date.

(8)	Includes the right to vote 23,723,360 shares pursuant to an Amended and Restated Stockholders Agreement dated January 31, 2001, between us and certain stockholders, SMFS, Inc., LTJ Group, Inc. and LPS Consultants, Inc., which granted irrevocable proxies to Signal Equity Partners, L.P., Trident Telecom Partners, LLC and Concordia Telecom Management, L.L.C. to vote all of their shares at all meetings of stockholders. The proxy will terminate upon the earliest to occur of (i) the transfer of all stock owned by a stockholder, (ii) a Qualified Public Offering, as that term is defined in the Amended and Restated Stockholders Agreement, or (iii) January 31, 2004

Also includes 2,982,540 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date which are owned by Signal Equity Partners, L.P., of which Mr. Bradley is a Managing Director. Also includes 125,000 shares of common stock issuable upon the exercise of options, and 33,333 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date, beneficially owned by Signal Equity Management Corp., of which Mr. Bradley is the President. Mr. Bradley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(9)	Includes 850,000 shares of common stock issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date.

(10)	Includes 262,500 shares of common stock issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date.

(11)	Includes 200,000 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date and 810,000 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date.

(12)	Includes 383,333 shares of common stock issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date.

(13)	Includes the right to vote 23,723,360 shares pursuant to the proxy described in note (8) above. This number also includes 340,753 shares of common stock which are held by Concordia Telecom Management, L.L.C., of which Michael S. Liss is the sole member, 1,145,001 shares of common stock issuable upon the exercise of warrants which are held by Concordia Telecom Management, L.L.C. and are exercisable within sixty (60) days of the Record Date, 4,898,677 shares of common stock which are held by MSL Investments, LLC, of which Michael S. Liss is the sole member, 1,266,667 shares of common stock issuable upon the exercise of warrants which are held by MSL Investments, LLC and are exercisable within sixty (60) days of the Record Date, 1,871,893 shares of common stock issuable upon the exercise of options held by Michael S. Liss that are exercisable within sixty (60) days of the Record Date, and 60,000 shares of common stock issuable upon the exercise of a warrant held by Michael S. Liss that is exercisable within sixty (60) days of the Record Date. Michael S. Liss disclaims beneficial ownership of the shares owned by Concordia Telecom Management, L.L.C. and MSL Investments, LLC, except to the extent of his pecuniary interest therein.

(14)	Includes 162,500 shares of common stock issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date.

(15)	Includes 46,809 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date, and 375,000 shares of commons stock issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. This also includes 50,666 shares of common stock issuable upon the exercise of warrants that are exercisable within sixty (60) days of the Record Date owned by Taurus Telecommunications, Inc., of which Richard Sayers is the controlling stockholder.

As of January 31, 2003, we had 1,046,684,828 shares of common stock outstanding.

The following questions and information are being presented in accordance with the rules and regulations of the SEC as a result of an action being taken with respect to the amendment and restatement of our existing Equity Incentive Plan.

What is the compensation for FiberNet’s executive officers?

The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of the four most highly compensated executive officers who were employed by us at the end of the fiscal year ended December 31, 2001, the most recent fiscal period for which information is available, for services rendered to us in all capacities during the three prior fiscal years ended December 31, 2001 and who earned in excess of $100,000 for services rendered to us during the fiscal year ended December 31, 2001. The table includes one additional executive officer who would have been among the four most highly compensated executive officers except for the fact that he was not serving as an executive officer as of the end of fiscal 2001. Collectively, the CEO, the most highly compensated officers and Mr. Hankinson, our former Senior Vice President—Sales and Marketing, are referred to herein as the “named executive officers.”

			Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options/(#)
Michael S. Liss, President,
CEO and Director	2001	$345,000	$200,000	—		1,247,929
	2000	$323,558	—	—		1,247,929	(1)
	1999	$158,653	—	—		1,005,000
Jon A. DeLuca, Senior Vice
President—Finance and Chief
Financial Officer	2001	$219,230	$55,000	—		900,000
	2000	$172,790	$25,000	—		100,000
	1999	$60,923	—	—		300,000
Roy (Trey) D. Farmer III,
Executive Vice President and
Director(2)	2001	$207,192	—	—		540,000
	2000	$211,962	$30,000	—		200,000	(3)
	1999	$111,057	$15,000	—		340,000
Joseph Leuci, Senior Vice
President—Sales and Marketing	2001	$160,000	—	$120,000	(4)	500,000
	2000	$150,000	$10,000	$115,000	(4)	50,000
	1999	$8,654	—	—		100,000
Lance L. Mickel, Senior Vice
President—Network Operations(5)	2001	$234,389	$44,000	—		900,000
	2000	$211,731	$50,000	—		400,000	(6)
	1999	—	—	—		—
Les Hankinson, Former Senior				—
Vice President—Sales and
Marketing(7)	2001	$217,493	$73,000	—		—
	2000	$225,000	$40,000	$165,000	(4)	100,000
	1999	$40,288	—	—		300,000

(1)	Represents an option to purchase 1,005,000 shares of common stock at $1.00 per share granted on December 21, 2000, under a stock option agreement with Mr. Liss. The December 21, 2000 option replaced canceled options to purchase 440,000 shares of common stock at $3.75 per share, 125,000 shares of common stock at $4.00 per share and 440,000 shares of common stock at $6.00 per share, all of which are included in the 1999 total. Excluding that replacement option, Mr. Liss received an additional option to purchase 242,929 shares of common stock during fiscal 2000.

(2)	Mr. Farmer served as our Executive Vice President until his resignation on March 1, 2002. Mr. Farmer still serves as a member of our board of directors.
(3)	Represents an option to purchase 200,000 shares of common stock at $6.00 per share granted on December 21, 2000, under a stock option agreement with Mr. Farmer. The December 21, 2000 option replaced a canceled option to purchase the same number of shares at $9.313 per share. Excluding that replacement option, Mr. Farmer received no additional options during fiscal 2000.
(4)	Consists of sales commissions.
(5)	Mr. Mickel served as our Senior Vice President – Network Operations until his resignation on January 31, 2003.
(6)	Represents an option to purchase 300,000 shares of common stock at $6.00 per share granted on December 21, 2000, under a stock option agreement with Mr. Mickel. The December 21, 2000 option replaced a canceled option to purchase the same number of shares at $9.313 per share. Excluding that replacement option, Mr. Mickel received an additional option to purchase 100,000 shares of common stock during fiscal 2000.
(7)	Mr. Hankinson served as our Senior Vice President—Sales and Marketing until his resignation on December 3, 2001.

Option Grants in Last Fiscal Year

The following table sets forth information regarding each stock option granted during fiscal 2001 to each of the named executive officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Name					5%	10%
Michael S. Liss	1,247,929	16.3%	$0.32	12/21/11	$251,141	$636,441
Jon A. DeLuca	900,000	11.7%	$0.32	12/21/11	$181,122	$458,998
Roy (Trey) D. Farmer III	540,000	7.0%	$0.32	12/21/11	$108,673	$275,399
Joseph Leuci	500,000	6.5%	$0.32	12/21/11	$100,623	$254,999
Lance L. Mickel	900,000	11.7%	$0.32	12/21/11	$181,122	$458,998
Les Hankinson	—	0.0%	—	—	—	—

(1)	The options were granted pursuant to our Amended and Restated Equity Incentive Plan. The options granted to the named executive officers are both incentive stock options and non-qualified stock options that vested one-quarter upon the date of grant and then annually in three equal installments commencing one year from the date of grant.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal 2001. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In- The-Money Options at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Liss	—	—	1,559,911	935,947	$15,599	$46,797
Jon A. DeLuca	—	—	575,000	725,000	$11,250	$33,750
Roy (Trey) D. Farmer III	—	—	675,000	405,000	$6,750	$20,250
Joseph Leuci	—	—	241,667	408,333	$6,250	$18,750
Lance L. Mickel	—	—	575,000	725,000	$11,250	$33,750
Les Hankinson	—	—	350,000	—	—	—

(1)	The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our common stock of $0.37, the closing sale price per share of our common stock as reported in the Nasdaq National Market System on December 31, 2001.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Other than a provision in our existing Equity Incentive Plan that provides for the accelerated vesting of all outstanding options upon a change-in-control, unless otherwise determined by our board of directors, we do not have any employments contracts, termination of employment or change-in-control arrangements with any of the named executive officers.

Option Repricing

The following table sets forth information concerning the repricing of stock options held by executive officers since November 24, 1997 (the date on which FiberNet completed its merger with Desert Native Designs, Inc., a Nevada corporation, and, thereby, became a publicly-traded company), including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

TEN YEAR OPTION REPRICINGS(1)

Name/Position	Date	Number of Options Repriced or Amended	Market Price of Stock at time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment (years)
Michael S. Liss, President, CEO and Director	12/21/00	125,000 440,000 440,000	$3.75 3.75 3.75	$4.00 3.75 6.00	$1.00 1.00 1.00	8.5 9.0 9.0
Roy (Trey) D. Farmer III, Executive Vice President and Director	12/21/00	200,000	$3.75	$9.313	$6.00	9.5
Lance L. Mickel, Senior Vice President—Network Operations	12/21/00	300,000	$3.75	$9.313	$6.00	9.5

(1)	Information regarding the repricing of options is provided only for repricings effected after FiberNet became a publicly-traded company on November 24, 1997.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

as of December 31, 2002

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	14,061,209	$2.57	75,488,785
Equity compensation plans not approved by security holders	5,527,887	$0.56	—

We have authorized the issuance of equity securities under the compensation plans described below without the approval of stockholders. No additional options, warrants or rights are available for issuance under any of these plans, except for additional shares which may become purchasable under warrants with anti-dilution protection as noted below.

•	Richard E. Sayers Stock Option Agreement, dated March 22, 1999: provided common stock purchase options to a director, to purchase 250,000 shares at $1.875 per share, with an expiration date of March 22, 2009.

•	Payables Warrants, dated June 30, 1999: provided common stock purchase warrants to certain creditors in connection with the payment of certain outstanding payables, to purchase an aggregate of 232,009 shares of our common stock at a purchase price of $0.67 and an aggregate of 390,000 shares of common stock at a purchase price of $1.50 per share, all with an expiration date of June 30, 2004.

•	Settlement Warrants, dated February 28, 2000: provided common stock purchase warrants to certain stockholders in settlement of certain litigation, to purchase an aggregate of 76,408 shares of our common stock at a purchase price of $0.67 per share, with an expiration date of May 7, 2004.

•	Credit Facility Warrants: on April 11, 2000, we issued common stock warrants to the lenders under our credit facility to purchase an aggregate of 1,513,842 shares of our common stock, and on July 31, 2000, we issued warrants to purchase 425,000 shares of our common stock, both with an exercise price of $18.062 per share, in connection with our $75.0 million senior secured credit facility. On December 18, 2000, we issued an additional 504,614 warrants with an exercise price of $17.062 and re-priced the warrants issued on April 11, 2000 and July 31, 2000 from $18.062 to an exercise price of $17.062, per the terms of our credit facility. On February 9, 2001, we amended this credit facility, increasing it to $105.0 million, and issued warrants to purchase an additional 574,794 shares of our common stock at an exercise price of $8.00 per share. In addition, as part of the amendment of our credit facility all warrants previously issued to our lenders were replaced with warrants to purchase an equivalent number of shares of our common stock at an exercise price of $8.00 per share. On April 27, 2001, we repriced 500,000 warrants to an exercise price of $0.01. On December 7, 2001, in connection with our sale of series J preferred stock, we replaced all warrants previously issued to our lenders to purchase shares of our common stock at an exercise price of $8.00 per share with warrants to purchase an equivalent number of shares of our common stock at an exercise price of $0.50 per share. All warrants issued to our lenders have an expiration date that is five years from their original date of issuance.

•	Preferred Conversion Warrants, dated December 6, 2001: provided common stock purchase warrants to holders of certain series of our preferred stock in connection with the conversion of those series of preferred stock, to purchase an aggregate of 985,000 shares of our common stock at a purchase price of $0.55 per share, with an expiration date of December 6, 2006.

•	Settlement Warrants, dated December 20, 2002: provided common stock purchase warrants to a stockholder in settlement of certain litigation matters, to purchase an aggregate of 576,220 shares of our common stock at a purchase price of $0.001 per share, with an expiration date of December 20, 2007.

Performance Graph

The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock during a period commencing on November 24, 1997 (the date on which we completed our merger with Desert Native Designs, Inc., a

Nevada corporation, and on which the merged entity began engaging in our current line of business) and ending on December 31, 2001 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and our peer group1 during such period. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Standard & Poor’s Institutional Market Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

[1]	Our “peer group” consists of the following: Adelphia Business Solutions, Inc., Allegiance Telecom, Inc., Allied Riser Communications Corp., Cypress Communications, Inc., Electric Lightwave, Inc., Focal Communications Corp., Global Crossing Ltd., Intermedia Communications, Inc., ITC DeltaCom, Inc., Level 3 Communications, Inc., McLeodUSA, Inc., Metromedia Fiber Network Services, Inc., Mpower Communications Corp., Network Plus Corp., Net2000 Communications, Inc., Northeast Optic Network, Inc., Pac-West Telecom, Inc., Qwest Communications International, Inc., Teligent, Inc., Time Warner Telecom Inc., US LEC Corp., Williams Communications Group, Inc., Winstar Communications, Inc. and XO Communications Inc.

Total Stockholder Returns

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has three members, Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers. No executive officer of FiberNet serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of FiberNet’s board of directors or Compensation Committee.

Audit Committee

The Audit Committee of the board of directors has three members, Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers. The Audit Committee consists of two directors who meet the independence and experience requirements of the Nasdaq SmallCap Market and one additional director (the Board determined that due to Mr. Bradley’s financial expertise it is in the best interest of FiberNet and its stockholders that he serve on the Audit Committee despite the fact that a $250,000 payment made to Signal Equity

Management Corp. in July, 2000, of which Mr. Bradley is the President, may cause Mr. Bradley to not be deemed independent under NASD Marketplace Rule 4200). The Audit Committee met three times during fiscal 2001. The Audit Committee reviews the engagement of FiberNet’s independent accountants, reviews annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Director Compensation

Beginning on November 1, 2002, we instituted a new compensation plan for our directors. Each non-employee director receives cash compensation as follows: (a) an annual base salary of $12,000, payable quarterly in arrears; (b) for each board and committee meeting, a payment of $500 for attending via teleconference and $1,000 for attending in person; and (c) an additional $500 is payable to the chairman of the board or committee, as applicable, for each such meeting attended. We also reimburse all directors for ordinary and necessary out-of-pocket travel expenses incurred in connection with their services, including attendance at meetings of our board of directors and committees. Directors who are not employees of FiberNet or any affiliate are entitled to receive options under our Equity Incentive Plan. During the fiscal year ended December 31, 2001, we granted options to purchase 250,000 shares of common stock to both Signal Equity Partners, L.P., of which Mr. Bradley is a Managing Director, and Mr. Sayers, as well as options to purchase 125,000 shares of common stock to Mr. Mahoney. All three of these option grants have an exercise price of $.32 per share, a term of ten years and vesting schedule of one-quarter on the date of grant and then annually in three additional one-quarter installments on each anniversary of the date of grant.

Mr. DiGennaro received options, which have a term of ten years and vesting schedule of one-quarter on the date of grant and then annually in three additional one-quarter installments on each anniversary of the date of grant, to purchase 125,000 shares of common stock at an exercise price of $.32. For a discussion of the options granted to Messrs. Farmer and Liss, please see “Option Grants in Last Fiscal Year” above.

Exhibits

Exhibit 1 – 2003 Equity Incentive Plan

By Order of the board of directors

By:	/s/ MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer